Exhibit 99.1

Big Cypress Acquisition Corp. Announces Separate Trading of its Shares of Common Stock and Redeemable Warrants Commencing February 9, 2021

MIAMI, FL – February 4, 2021 – Big Cypress Acquisition Corp. (the “Company”) announced that, commencing February 9, 2021, holders of the units sold in the Company’s initial public offering of 11,500,000 units may elect to separately trade the shares of common stock and redeemable warrants included in the units. Those units not separated will continue to trade on The Nasdaq Stock Market (“Nasdaq”) under the symbol “BCYPU,” and the shares of common stock and redeemable warrants that are separated will trade on Nasdaq under the symbols “BCYP” and “BCYPW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of common stock and redeemable warrants.

Ladenburg Thalmann & Co. Inc. acted as sole book running manager in the offering. Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as co-manager of the offering. Dentons US LLP acted as counsel to the Company and Graubard Miller acted as counsel to the underwriters.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 11, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from Ladenburg Thalmann, Attn: Syndicate Department, 277 Park Avenue, 26th floor, New York, New York 10172, Attn: Syndicate Department, telephone: 1-800-573-2541 or email: prospectus@ladenburg.com.

About Big Cypress Acquisition Corp.

Big Cypress Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although the Company may pursue a target business in any industry or sector, and in any geographic region, the Company intends to focus its search for prospects within the life sciences industry. The Company is led by Chief Executive Officer, Chief Financial Officer and Director Samuel J. Reich.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Samuel J. Reich

ir@bigcypressaccorp.com